EXHIBIT 10.53


                        AGREEMENT FOR PURCHASE OF ASSETS


         THIS AGREEMENT FOR PURCHASE OF ASSETS is made and effective as of the 13th day of August, 2004, by and among TARRANT MEXICO, S. de R.L. de C.V., a corporation organized under the laws of the Republic of Mexico ("TARRANT MEXICO"), ACABADOS Y CORTES TEXTILES S.A. DE C.V., a corporation organized under the laws of the Republic of Mexico ("ACABADOS"), and CONSTRUCTOR SOLTICIO S.A. DE C.V., a corporation organized under the laws of the Republic of Mexico ("SOLTICIO" and together with Acabados, the "PURCHASERS"), with respect to the following facts:

         A. Tarrant Mexico owns certain tangible personal property and assets, which are used by it in the production of denim fabric and the manufacturing of apparel products.

         B.       Tarrant   Mexico  owns   certain   real   estate,   buildings,
improvements and fixtures, which are used by it in the production of denim fabric.

         C. The Purchasers desire to purchase from Tarrant Mexico, and Tarrant Mexico desires to sell to the Purchasers, all such personal and real property assets upon the terms and conditions contained herein.

         ACCORDINGLY, subject to the terms and conditions of this Agreement, and on the basis of the premises, representations, warranties and agreements contained herein, the parties hereto agree as follows:

         1.       PURCHASE AND SALE OF PERSONAL PROPERTY ASSETS

                  1.1       PURCHASE AND SALE.

                           (a)      Except  as  provided   in  SECTION   1.1(b),
Tarrant Mexico shall sell, assign, transfer, convey and deliver to Acabados, and Acabados shall purchase and take from Tarrant Mexico, on the Closing Date (as defined below), all right, title and interest that Tarrant Mexico possesses and has the right to transfer in and to the following personal property and assets (and none other), which are used by Tarrant Mexico in connection with the production of denim fabric and the manufacturing of apparel products, as the same shall exist on the Closing Date (the "ASSETS"):

                                    (1)      all      furniture,      equipment,
         instruments, computers, motor vehicles, tooling, spare parts, supplies, machinery and other tangible personal property and assets which are used by Tarrant Mexico in connection with the production of denim fabric or the manufacturing of apparel products, whether or not reflected on the books and records of Tarrant and wherever located;


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                                    (2)      All books and  records  relating to
         the  Assets  described  in  clause  (1)  and  the  operation   thereof,
         including, but not limited to, operating manuals, purchase agreements and manufacturers' warranties; and

                                    (3)      All       licenses,        permits,
         certificates, approvals, authorizations, variances, consents and any pending applications for any of the foregoing, to the extent transferable, issued or granted by governmental and/or quasi-governmental bodies, officers and authorities with respect to the ownership, use and operation of Assets described in clause (1), except to the extent included in the Real Property;

                           (b)      Notwithstanding   SECTION   1.1(a)   to  the
contrary, Tarrant Mexico shall not sell, assign, transfer, convey or deliver to Acabados hereunder, and shall retain, the personal property and assets of Tarrant Mexico set forth on SCHEDULE 1.1(B).

                  1.2       PURCHASE PRICE.

                           (a)      In  consideration  of the sale of the Assets
to Acabados, Acabados shall pay or deliver to Tarrant Mexico on the Closing Date the following consideration (the "ASSET PURCHASE PRICE"):

                                    (1)      Either   (a)   an    aggregate   of
         4,724,000 shares (the "PARENT SHARES") of Common Stock, no par value, of Tarrant Apparel Group, a California corporation (the "PARENT"), registered in the name of Rosa Lisette Nacif Benavides (with respect to 3,000,000 shares) and Jamil Textil, S.A. de C.V. (with respect to 1,724,000 shares) (the "PARENT SHAREHOLDERS"), accompanied by duly executed instruments of transfer and conveyance of the Parent Shares to Tarrant Mexico, or (b) the total cash or other proceeds from the sale of the Parent Shares to a third party after the date of this Agreement and before the Closing on terms (including price and form of consideration) approved in advance by Tarrant Mexico in its sole discretion; and

                                    (2)      $35,701,152, by delivery to Tarrant
         Mexico of ten (10) separate senior secured promissory notes of Acabados, in form and substance reasonably acceptable to Tarrant Mexico, each in the principal amount of $3,570,115.20 and with an interest rate of 4.5% per annum (for an aggregate principal of $35,701,152), with a maturity date of December 31, 2014 and providing for 120 equal monthly payments commencing January 31, 2005 (collectively, the "ACABADOS NOTES"), the payment of which will be secured by all of the assets and real property of Acabados and Solticio (including the Assets and Real Property) pursuant to a security agreement in form and substance reasonably acceptable to Tarrant Mexico (the "SECURITY AGREEMENT").

                           (b)      The Asset  Purchase Price shall be allocated
among the Assets as set forth on SCHEDULE 1.2(B).

                  1.3       NO ASSUMPTION OF LIABILITIES.


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                           (a)      Acabados  shall purchase and take the Assets
free and clear of all liens, claims, charges, encumbrances, security interests, equities, restrictions on use, liabilities, obligations, expenses and debts ("LIABILITIES"), known and unknown, whether absolute, contingent, accrued or otherwise.

                           (b)      Tarrant  Mexico  shall pay or  perform,  and
shall defend, indemnify and hold harmless Acabados from, any and all Liabilities which arise or result from or are related to, directly or indirectly, the Assets or the business or operations of Tarrant Mexico, whether the same arise before or after the Closing Date.

                  1.4       DELIVERY OF ASSETS.

                           (a)      Delivery of  possession  of the Assets shall
be deemed to have occurred for all purposes at 11:59 p.m. (local time) on the day before the Closing Date, and all risk of loss, whether or not covered by insurance, shall be borne by Tarrant Mexico until such date and time and shall be borne by Acabados thereafter. On the Closing Date, Tarrant Mexico shall deliver to Acabados, at any one or more of the locations set forth on SCHEDULE 1.4(A), physical possession of the Assets wherever located. With respect to any Assets which cannot be physically delivered because they are in the possession of third parties, or otherwise, Tarrant Mexico shall give irrevocable instructions to the party in possession thereof that all right, title and interest in and to the same shall have been vested in Acabados, and shall take such further action and execute and deliver such further documents, at Tarrant Mexico's sole cost and expense, as Acabados reasonably may request to cause any such person to deliver any Assets held by it to Acabados at the Plant (as defined in SECTION 2.1 below).

                           (b)      On the Closing  Date,  and from time to time
thereafter, at the request of Acabados, Tarrant Mexico shall execute and deliver to Acabados all such deeds, bills of sale, endorsements, assignments, consents and other documents and instruments of conveyance, transfer, assignment and further assurances as shall be necessary or desirable, in the reasonable opinion of counsel to Acabados, to vest in or to confirm in Acabados good title in and to the Assets.

                  1.5 EMPLOYEES. Notwithstanding anything to the contrary contained in this Agreement, Acabados will not be considered a "Patron Substituto" under Mexican Labor Laws as a result of this Agreement and Acabados shall have no obligation to employ, and shall not assume any liability of Tarrant Mexico to, any employee, consultant or agent of Tarrant Mexico, including, but not limited to, any liability for wages, bonuses, accrued vacation pay, benefits or the promise of future employment. Tarrant Mexico shall indemnify, defend and hold harmless Acabados and its affiliates from any such liability.

         2.       PURCHASE AND SALE OF REAL PROPERTY

                  2.1 PURCHASE AND SALE. Tarrant Mexico shall sell, assign, transfer, convey and deliver to Solticio, and Solticio shall purchase and take from Tarrant Mexico, on the Closing Date (as defined below), the land, buildings, improvements, and fixtures owned by Tarrant Mexico and related to that certain denim fabric manufacturing facility located at Lote 5, 6, 7, 15 Calle "C" Manzana 6, Parque Industrial Puebla 2000, Puebla, Puebla, Mexico, C.P. 72220 (the "PLANT"),


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and all  easements,  rights-of-way,  and  other  appurtenants  thereto  (such as appurtenant rights in and to public streets), and all licenses, permits, certificates, approvals, authorizations, variances, consents and any pending applications for any of the foregoing, to the extent transferable, issued or
granted  by  governmental  and/or   quasi-governmental   bodies,   officers  and
authorities with respect to the ownership, occupancy, use and operation of the Plant, and all architectural, mechanical, engineering and other plans and specifications relating to the Plant and in Tarrant Mexico's possession, custody or control (collectively, the "REAL PROPERTY").

                  2.2 PURCHASE PRICE. In consideration of the sale of the Real Property to be purchased by Solticio, Solticio shall pay or deliver to Tarrant Mexico U.S. $4,502,848 (the "REAL PROPERTY PURCHASE PRICE"), which Real Property Purchase Price shall be paid on the Closing Date by delivery to Tarrant Mexico of ten (10) separate senior secured promissory notes of Solticio, in form and substance reasonably acceptable to Tarrant Mexico, each in the principal amount of $450,284.80 and with an interest rate of 4.5% per annum (for an aggregate principal of $4,502,848), with a maturity date of December 31, 2014 and providing for 120 equal monthly payments commencing January 31, 2005
(collectively, the "SOLTICIO NOTES"), the payment of which will be secured by all of the assets and real property of Acabados and Solticio (including the Assets and Real Property) pursuant to the Security Agreement.

                  2.3      DELIVERY OF POSSESSION AND TITLE.

                           (a)      Delivery of  possession of the Real Property
shall be deemed to have occurred for all purposes at 11:59 p.m. (local time) on the day before the Closing Date, and all risk of loss, whether or not covered by insurance, shall be borne by Tarrant Mexico until such date and time and shall be borne by Solticio thereafter. On the Closing Date, Tarrant Mexico shall deliver to Solticio, at the Plant, physical possession of all documents comprising Real Property wherever located.

                           (b)      On the Closing  Date,  and from time to time
thereafter, at the request of Solticio, Tarrant Mexico shall execute and deliver to Solticio all such deeds, bills of sale, endorsements, assignments, consents and other documents and instruments of conveyance, transfer, assignment and further assurances as shall be necessary or desirable, in the reasonable opinion of counsel to Solticio, to vest in or to confirm in Solticio good title in and to the Real Property.

         3.       CLOSING

                  3.1 CLOSING DATE. The purchase and sale of the Assets and the Real Property contemplated by this Agreement shall take place at 10:00 a.m. (local time) on the third business day after the conditions set forth in SECTION 8 have been satisfied or waived at the offices of Stubbs Alderton & Markiles, LLP, located at 15821 Ventura Boulevard, Suite 525, Encino, California 91436, or at such other time or place as may be mutually agreed upon by the parties in writing. The date on which the purchase and sale of the Assets and the Real Property contemplated by this Agreement shall take place is referred to herein as the "CLOSING DATE." The obligation of any party to consummate the purchase and sale of the Assets and Real Property, as the case may be, contemplated by this Agreement may be terminated by such party after December 31, 2004, if such purchase and sale shall not have occurred by the close of business on


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that  date,  providing  the  terminating  party is not in  default of any of its obligations hereunder. On the Closing Date, Tarrant Mexico shall deliver to Acabados the Assets in accordance with SECTION 1.4, and Tarrant Mexico shall deliver to Solticio the Real Property in accordance with SECTION 2.3, against receipt of the Asset Purchase Price and the Real Property Purchase Price,
respectively.   All   deliveries   shall  be  considered  to  have  taken  place
simultaneously as a single transaction on the Closing Date.

         4.       REPRESENTATIONS AND WARRANTIES OF TARRANT MEXICO

         Except as set forth in the disclosure letter delivered by Tarrant Mexico to the Purchasers concurrently with the execution and delivery of this Agreement, which letter shall refer to the relevant Sections of this Agreement (the "DISCLOSURE LETTER"), Tarrant Mexico hereby represents and warrants to the Purchasers as follows:

                  4.1 AUTHORITY TO ENTER AGREEMENT AND ENFORCEABILITY. Tarrant Mexico has all requisite right, power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements and instruments contemplated hereby, including, but not limited to, the sale, assignment, transfer, conveyance and delivery of the Assets and the Real Property to the Purchasers without obtaining the approval or consent of any other party, governmental body or authority, other than as described in SECTION 8.1(e); all proceedings have been taken and all authorizations have been secured by Tarrant Mexico which are necessary to authorize the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby; and this Agreement and each of the other agreements and instruments contemplated hereby is a legal, valid and binding agreement of Tarrant Mexico and is enforceable against Tarrant Mexico in accordance with its terms.

                  4.2 ORGANIZATION AND STANDING. Tarrant Mexico is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Mexico, with all requisite power and authority (corporate and other) to own, lease and operate its property and assets as now owned, leased or operated and to carry on its businesses as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its businesses or the ownership, lease or use of its properties makes such qualification necessary.

                  4.3 TRADEMARKS, PATENTS, ETC. Tarrant Mexico does not use or own any trade names, trademarks, patents, copyrights or registrations or applications therefor in connection with, and none is required for, the production of denim fabric or the manufacturing of apparel products by means of the Assets or the Real Property as presently conducted. Tarrant Mexico is not infringing any trade name, trademark, patent, copyright or other right of any third party in connection with its production of denim or manufacturing of apparel products by means of the Assets or the Real Property.

                  4.4 TAX MATTERS. Tarrant Mexico has properly prepared and filed returns for and paid in full all federal, state, local and foreign taxes, assessments and penalties to the extent such filings and payments are required prior to the date hereof, and there is no outstanding or proposed deficiency by any federal, state, local or foreign government with respect to any tax period. As of the date hereof, Tarrant Mexico is not the beneficiary of any extension of time to file any tax return or pay any taxes and have no liability with respect to taxes of any kind,


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whether or not  assessed.  Tarrant  Mexico has  properly  registered  before all federal, state, local and foreign tax authorities and the Sistema Unico de Aportaciones ("SUA"), Instituto Mexicano del Seguro Social ("IMSS"), Instituto del Fondo Nacional Para La Vivienda de Los Trabajadores ("Infonavit"), Fondo Nacional Para El Consumo de Los Trabajadores ("Fonacot") and Sistema de Ahorro Para El Retiro ("SAR"). The term "taxes" shall include, but is not limited to, income taxes, value added taxes, asset taxes, payroll taxes, import duties, real
property  taxes,   contributions   payments  and  assessments   regarding  IMSS,
Infonavit, Fonacot and SAR.

                  4.5      INSURANCE.   Tarrant  Mexico   maintains,   and  will
maintain from the date hereof to the Closing Date, in full force and effect insurance policies with financially sound and reputable insurers on the Assets and the Real Property of a character usually insured by companies engaged in the same or similar businesses against loss or damage of the kinds and in the amounts customarily insured against by such companies.

                  4.6 LITIGATION. There is no action, suit or proceeding pending or, to Tarrant Mexico's knowledge, threatened, against Tarrant Mexico in any court or by or before any other governmental body or authority which would materially and adversely affect the ability of Tarrant Mexico to carry out the transactions contemplated by this Agreement.

                  4.7 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. Tarrant Mexico's business has been and is being conducted in accordance with all applicable laws, ordinances, rules and regulations of all authorities. Tarrant Mexico is not violation of, or in default under, any term or provision of its Escritura Constitutiva or Estatutos Sociales (as amended or revised) or of any lien, indenture, mortgage, lease, agreement, instrument, commitment or other arrangement, or subject to any restriction of any kind or character, which could adversely affect its business or the Assets or the Real Property. The execution and delivery of this Agreement and the other agreements and instruments contemplated hereby, and the consummation of the transactions contemplated herein and therein, will not conflict with or result in the breach of any term or provision of, or constitute a default under, the Escritura Constitutiva or Estatutos Sociales (as amended or revised) of Tarrant Mexico, or any statute, order, judgment, writ, injunction, decree, license, permit, approval, authorization, rule or regulation of any court or any governmental body or authority, or any agreement, lease, contract, document, instrument, commitment, obligation or arrangement of any kind or nature to which Tarrant Mexico is a party or by which it is bound.

                  4.8 BROKERAGE AND FINDER'S FEES. Tarrant Mexico has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

                  4.9      ENVIRONMENTAL MATTERS.

                           (a)      Tarrant  Mexico has not (i) breached or been
notified by any governmental body or authority that it has breached any Environmental Law (as defined below), (ii) released any Hazardous Substance (as defined below) or (iii) become aware of the release or presence of any Hazardous Substance on any property owned, leased or occupied by it. There are no underground storage tanks on property owned, leased or occupied by Tarrant Mexico.


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                           (b)      For  purposes  of  this  SECTION  4.10,  (i)
"ENVIRONMENTAL   LAW"  means  all  laws  relating  to  the   protection  of  the
environment, to human health and safety or to any environmental activity, including, without limitation, (a) Ley General del Equilibrio Ecologico y La Proteccion al Ambiente, its related regulations and administrative orders or provisions, including, but not limited to, those pertaining to environmental impact, hazardous waste, air pollution, water pollution or noise pollution, and any other specific laws, regulations or administrative orders or provisions relating to air, soil, ground or water pollution or contamination, (b) all other requirements pertaining to the reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of any Hazardous Substance into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of any Hazardous Substance and
(c) all other requirements pertaining to the protection of the health and safety of employees or the public, and (ii) "HAZARDOUS SUBSTANCE" means any substance
that  (a)  is  or  contains   asbestos,   urea   formaldehyde  foam  insulation,
polychlorinated biphenyls,  petroleum or petroleum-derived substances or wastes,
radon  gas  or  related  materials,  (b)  requires  investigation,   removal  or
remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder or (c) is toxic,
explosive,  corrosive,   flammable,   infectious,   radioactive,   carcinogenic,
mutagenic or otherwise hazardous or is regulated by any governmental body or authority or Environmental Law.

                  4.10 ASSETS. All of the Assets are owned or leased by Tarrant Mexico free and clear of all liens, claims, charges, encumbrances, or security interests (collectively, "LIENS") and are in good working condition and repair (subject to normal wear and tear) and are adequate for their intended uses. Each of the leases pursuant to which Tarrant Mexico holds any of the Assets is in full force and effect and is a legal, valid and binding agreement of each party thereto and is enforceable against each party thereto in accordance with its terms; each party to any such lease is in compliance thereunder; and no event has occurred which through the giving of notice or the lapse of time could cause or constitute a default or the acceleration of any obligation of any party thereto or the creation of a Lien upon any such Asset. Upon the Closing Date, Abacados will receive from Tarrant Mexico, good title in and to the Assets free and clear of any Liens.

                  4.11 REAL PROPERTY. The Real Property is sufficient for the conduct of the denim production business of Tarrant Mexico as now conducted. Tarrant Mexico owns the Real Property free and clear of any Liens and has the right to occupy and use the Real Property as it currently is used. Neither the whole nor any portion of the Real Property has been condemned, requisitioned or otherwise taken by any governmental body or authority, and Tarrant Mexico has not received any notice that any such condemnation, requisition or taking is threatened, which condemnation, requisition or taking could preclude or materially impair the current use thereof. The Real Property is in satisfactory condition and has been reasonably maintained, normal wear and tear excepted. The Real Property has received all required approvals of governmental authorities (including, without limitation, permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Real Property) required in connection with the operation thereof and has been operated and maintained in accordance with all applicable laws, rules and regulations. The Real Property is supplied with utilities (including, without limitation, water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such facilities as currently operated. The improvements constructed on the Real Property, including, without limitation, all leasehold improvements, and all fixtures, equipment


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and other  tangible  assets owned,  leased or used by Tarrant Mexico at the Real
Property are (i) insured to the extent and in a manner customary in the industry, (ii) structurally sound with no known defects, (iii) in good operation, condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance or repair except for ordinary routine maintenance and repair the cost of which would not be material, (v) sufficient for the operation of the denim production business of Tarrant Mexico as presently conducted and (vi) in conformity with all applicable laws, ordinances, orders, regulations and other requirements relating thereto currently in effect. Upon the Closing Date, Solticio will receive from Tarrant Mexico, good title in and to the Real Property free and clear of any Liens.

         5.       REPRESENTATION AND WARRANTIES OF THE PURCHASERS

         The Purchasers represent and warrant to Tarrant Mexico as follows:

                  5.1 AUTHORITY TO ENTER AGREEMENT AND ENFORCEABILITY. Each of the Purchasers has all requisite right, power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements and instruments contemplated hereby without obtaining the approval or consent of any other party, governmental body or authority, other than as described in SECTION 8.2(d); all proceedings have been taken and all authorizations have been secured by the Purchasers which are necessary to authorize the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby; and this Agreement and each of the other agreements and instruments contemplated hereby is a legal, valid and binding agreement of the Purchasers and is enforceable against them in accordance with its terms.

                  5.2 COMPLIANCE WITH THE LAW AND OTHER INSTRUMENTS. The execution and delivery of this Agreement and the other agreements and instruments contemplated hereby, and the consummation of the transactions contemplated herein and therein will not conflict with or result in the breach of any term or provision of, or constitute a default under any statute, order, judgment, writ, injunction, decree, license, permit, approval, authorization, rule or regulation of any court or any governmental body or authority, or any agreement, lease, contract, document, instrument, commitment, obligation or arrangement of any kind or nature to which either of the Purchasers is a party or by which it is bound, unless such breach will not have a material adverse effect on the business or operations of the Purchasers.

                  5.3 BROKERAGE AND FINDER'S FEES. The Purchasers have not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

                  5.4 LITIGATION. There is no action, suit or proceeding pending or, to either of the Purchasers' knowledge, threatened, against either of the Purchasers in any court or by or before any other governmental body or authority which would materially and adversely affect the ability of either of the Purchasers to carry out the transactions contemplated by this Agreement.

         6.       ASSETS AND REAL PROPERTY "AS IS"

                  6.1 NO SIDE AGREEMENTS OR REPRESENTATIONS. No person acting on behalf of Tarrant Mexico is authorized to make any representation, warranty, agreement, statement, guarantee or promise regarding the Assets or the Real Property or the transactions contemplated herein or the zoning, construction, physical condition or other status of the Assets or Real Property except as may be expressly set forth in this Agreement and, by executing this Agreement, the Purchasers acknowledge that no person has made any such statement, agreement warranty, guarantee or promise. No representation, warranty, agreement, statement, guarantee or promise, if any made by any person acting on behalf of Tarrant Mexico which is not specifically contained in this Agreement will be valid or binding on Tarrant Mexico.

                  6.2 AS-IS CONDITION. EACH OF THE PURCHASERS ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 4 HEREIN, TARRANT MEXICO HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO ANY MATTER. EACH OF THE PURCHASERS FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED IN SECTION 4, TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE ASSETS AND REAL PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS, AND THAT TARRANT MEXICO HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS THEREON OR THERETO. EACH OF THE PURCHASERS REPRESENTS, WARRANTS AND COVENANTS TO TARRANT MEXICO THAT, EXCEPT FOR TARRANT MEXICO'S EXPRESS REPRESENTATIONS AND WARRANTIES SPECIFIED IN SECTION 4 OF THIS AGREEMENT, EACH OF THE PURCHASERS IS RELYING SOLELY UPON EACH OF THE PURCHASERS'S OWN INVESTIGATION OF THE ASSETS AND REAL PROPERTY.

         7.       ADDITIONAL AGREEMENTS OF THE PARTIES

                  7.1 GENERAL. During the period from the date of this Agreement to the Closing Date, each of Tarrant Mexico and the Purchasers shall use its best efforts to take all actions and do all things necessary, proper, or advisable to consummate, make effective, and comply with all of the terms of this Agreement and the transactions applicable to it (including satisfaction, but not waiver, of the Closing conditions for which it is responsible or otherwise in control).

                  7.2 OPERATION OF THE ASSETS AND PLANT. During the period from the date of this Agreement to the Closing Date, Tarrant Mexico shall operate its businesses, the Assets and the Plant as now operated and only in the ordinary course and shall take such actions as may be necessary to ensure that the representations and warranties of Tarrant Mexico set forth in this Agreement will be true and correct as of the Closing Date. By way of illustration only and not limitation, Tarrant Mexico shall take each such action as is set forth in
SCHEDULE 7.2 hereto.

                  7.3 ACCESS TO INFORMATION. Tarrant Mexico shall give to the Purchasers and their counsel, accountants and other representatives full access during normal business hours throughout the period from the date of this Agreement to the Closing Date to all of its property, assets, books and records and all employees, independent contractors and agents, and shall furnish the Purchasers during such period with all such information concerning its businesses, the Assets or the Real Property as the Purchasers may request. No investigation or inquiry made by or on behalf of the Purchasers hereunder shall in any way affect or lessen the representations and warranties made by Tarrant Mexico under this Agreement.

                  7.4 ENVIRONMENTAL MATTERS. On or before the Closing Date, Tarrant Mexico, shall, at its sole cost and expense, remedy any breach of any Environmental Law arising before the Closing Date in connection with or related to the Assets or the Real Property, and obtain the release of any liability therefor from the appropriate governmental body or authority, in each case without any material condition or restriction on the operation of the Assets or the Plant, which remedy or release shall be acceptable to the Purchasers in all material respects.

                  7.5 TERMINATION AGREEMENT. Contemporaneously with the execution and delivery of this Agreement, Tarrant Mexico shall, and shall cause Inmobiliaria Cuadros, S.A. de C.V. ("INMOBILIARIA") to, execute and deliver to Acabados, and Acabados shall execute and deliver to Tarrant Mexico and Inmobiliaria, that certain Termination Agreement in the form attached hereto as
EXHIBIT 7.5 (the "TERMINATION AGREEMENT").

                  7.6      NOTICES AND CONSENTS.

                           (a)      Tarrant  Mexico  will  give any  notices  to
third parties, and will use its best efforts to obtain any third party consents, if any, required or reasonably deemed advisable by the Purchasers to consummate the transactions contemplated by this Agreement. Tarrant Mexico will give any notices to, make any filings with, and use its best efforts to obtain any consents, approvals or authorizations of any governmental body or authority, if any, required or reasonably deemed advisable by the Purchasers pursuant to any applicable statute, order, judgment, writ, injunction, decree, license, permit, approval, authorization, rule or regulation of any court or any governmental body or authority, including any required approvals from the Mexico Federal Competition Commission pursuant to Article 20, I, Ley Federal de Competencia Economica.

                           (b)      Each of the Purchasers will give any notices
to third parties, and will use their respective best efforts to obtain any third party consents, if any, required or reasonably deemed advisable by Tarrant Mexico to consummate the transactions contemplated by this Agreement. Each of the Purchasers will give any notices to, make any filings with, and use its best efforts to obtain any consents, approvals or authorizations of any governmental body or authority, if any, required or reasonably deemed advisable by the
Purchasers pursuant to any applicable statute, order, judgment, writ, injunction, decree, license, permit, approval, authorization, rule or regulation of any court or any governmental body or authority, including any required approvals from the Federal Competition Commission pursuant to Article 20, I, Ley Federal de Competencia Economica.

                           (c)      Each of Tarrant  Mexico  and the  Purchasers
will cooperate and use their respective best efforts to agree jointly on a method to overcome any objections by any governmental body or authority to the transactions contemplated by this Agreement. Without limiting the foregoing, each party (i) will file any notification and report forms and related material that such party may be required to file with (A) the Mexico Federal Competition Commission pursuant to Article 20, I, Ley Federal de Competencia Economica, and
(B) the United States Federal Trade Commission and the Antitrust Division of the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), and (ii) will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith. The Purchasers on the one hand, and Tarrant Mexico, on the other, will bear the cost of any filing fees equally.

                           (d)      Nothing  in this  SECTION  7.6 will  require
that (i) the Purchasers or their respective affiliates divest, sell, or hold separately any of their assets or properties, or (ii) the Purchasers, Tarrant Mexico or any of their respective affiliates take any actions that could affect the normal and regular operations of such party.

                  7.7 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or stock exchange rules or as otherwise expressly contemplated herein, no party or their respective Affiliates, employees, agents, and representatives will disclose to any third party the existence of this Agreement, the subject matter or terms hereof or any Confidential Information concerning the business or affairs of any other Party that it may have acquired from such party in the course of pursuing the transactions contemplated hereby without the prior written consent of Tarrant Mexico or the Purchasers, as the case may be; provided, however, any party may disclose any such Confidential Information as follows: (a) to such party's affiliates and its or its affiliates' employees, lenders, counsel, or accountants, the actions for which the applicable party will be responsible; (b) to comply with any applicable law or order or any governmental body or authority, provided that prior to making any such disclosure the party making the disclosure notifies the other party in advance of providing such Confidential Information; (c) to the extent that the Confidential Information is or becomes generally available to the public through no fault of the party or its affiliates making such disclosure; (d) to the extent that the same information is in the possession (on a non-confidential basis) of the party making such disclosure prior to receipt of such Confidential Information; (e) to the extent that the party that received the Confidential Information independently develops the same information without in any way relying on any Confidential Information; or (f) to the extent that the same information becomes available to the party making such disclosure on a nonconfidential basis from a source other than a party or its affiliates, which source, to the disclosing party's knowledge, is not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation to the other party. Notwithstanding the foregoing, Tarrant Mexico and its affiliates, including Parent, may make such public disclosure of the existence of this Agreement, the principal economic terms hereof, and the status with respect to achieving the Closing as it desires. Neither of the Purchasers or any of their Affiliates will issue any press release or other public announcement related to this Agreement or the transactions contemplated hereby without Tarrant Mexico's prior written approval.

                  7.8 TAXES. The Purchasers shall be responsible for and shall pay timely any and all income, value-added, customs, transfer, sales or other taxes or duties payable to any

Mexican governmental body or authority which may become due or payable by virtue of the transactions contemplated by this Agreement ("TRANSACTION TAXES"), including any Transaction Taxes imposed on Tarrant Mexico or its affiliates or on their respective income or property. Tarrant Mexico shall cooperate with the Purchasers in connection with their payment of any such Transaction Taxes. Each of the Purchasers shall defend, indemnify and hold harmless Tarrant Mexico from any and all Transaction Taxes, whether the same arise before or after the Closing Date.

                  7.9 PURCHASE COMMITMENT AGREEMENT. On the Closing Date, Tarrant Mexico and Acabados shall enter into the Purchase Commitment Agreement attached hereto as EXHIBIT 7.9.

         8.       CONDITIONS PRECEDENT

                  8.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASERS. The obligation of the Purchasers to consummate the transactions contemplated by this Agreement is expressly subject to the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by the Purchasers in writing):

                           (a)      All   representations   and   warranties  of
Tarrant Mexico contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date as if made at and as of such date.

                           (b)      Tarrant  Mexico  shall  have  performed  and
satisfied in all material respects all covenants and conditions required by this Agreement to be performed or satisfied by it on or prior to the Closing Date.

                           (c)      No  action  or  proceeding  shall  have been
instituted or threatened prior to or at the Closing Date or, in the reasonable opinion of counsel to the Purchasers, is likely to be instituted before any court or governmental body or authority the result of which could prevent or make illegal the consummation of the transactions contemplated hereunder, or which could materially adversely affect the Purchasers' use of the Assets or the Real Property after the Closing.

                           (d)      There shall not have  occurred  any material
adverse change in the Assets or the Real Property.

                           (e)      Tarrant Mexico and the Purchasers shall have
obtained any required prior approval of the transactions contemplated hereby from (i) the Federal Competition Commission pursuant to Article 20, I, Ley Federal de Competencia Economica, (ii) the United States Federal Trade Commission and the Antitrust Division of the Department of Justice under the HSR Act, and (iii) any other governmental body or authority under applicable law.

                           (f)      The  Termination  Agreement shall be in full
force and effect, and Tarrant Mexico shall have performed its obligations to Acabados required by the Termination Agreement to be performed or satisfied by Tarrant Mexico on or prior to the Closing Date.

                           (g)      The    reorganization    of,    and    other
transactions involving, Inmobiliaria and Tarrant Mexico described in EXHIBIT 8.1(G) to this Agreement (the "REORGANIZATION") shall have been consummated.

                  8.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TARRANT MEXICO. The obligation of Tarrant Mexico to consummate the transactions contemplated by this Agreement is expressly subject to the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Tarrant Mexico in writing):

                           (a)      All  representations  and  warranties of the
Purchasers contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date as if made at and as of such date.

                           (b)      The  Purchasers  shall  have  performed  and
satisfied in all material respects all covenants and conditions required by this Agreement to be performed or satisfied by them on or prior to the Closing Date.

                           (c)      No  action  or  proceeding  shall  have been
instituted or threatened prior to or at the Closing Date or, in the reasonable opinion of counsel to Tarrant Mexico, is likely to be instituted before any court or governmental body or authority the result of which could prevent or make illegal the consummation of the transactions contemplated hereunder.

                           (d)      Tarrant Mexico and the Purchasers shall have
obtained any required prior approval of the transactions contemplated hereby from (i) the Federal Competition Commission pursuant to Article 20, I, Ley Federal de Competencia Economica, (ii) the United States Federal Trade Commission and the Antitrust Division of the Department of Justice under the HSR Act, and (iii) any other governmental body or authority under applicable law.

                           (e)      The  Termination  Agreement shall be in full
force and effect, and Acabados shall have performed its obligations to Tarrant Mexico required by the Termination Agreement to be performed or satisfied by Acabados on or prior to the Closing Date.

                           (f)      The    Reorganization    shall   have   been
consummated.

                           (g)      The Parent  shall have  received the opinion
of Houlihan Lokey Howard & Zukin Capital ("HLHZ") on or before the date on which the Parent's Board of Directors voted to approve this Agreement, that the terms of the transactions contemplated by this Agreement are fair to the Parent and its shareholders from a financial point of view, and such opinion shall not have been withdrawn or modified in any respect.

                           (h)      Inmobiliaria and Kamel Nacif  (collectively,
the "GUARANTORS") shall have executed and delivered to Tarrant Mexico, a guaranty in form and substance reasonably acceptable to Tarrant Mexico (the "GUARANTY"), pursuant to which the Guarantors will guaranty the Purchasers obligations under the Acabados Notes and the Solticio Notes and this Agreement. Inmobiliaria's obligations under the Guaranty will be secured by all of Inmobiliaria's assets and real property as set forth in the Security Agreement.

                           (i)      The Purchasers and  Inmobiliaria  shall have
executed and delivered to Tarrant Mexico the Security Agreement, and each of the other deeds of trust, security instruments, and other agreements, instruments and other documents required to evidence and perfect Tarrant Mexico's security interest in the collateral described in the Security Agreement.

                           (j)      The  form  and  substance  of  the  Acabados
Notes, Solticio Notes, Security Agreement and Guaranty to be entered into on the Closing Date shall be reasonably acceptable to Tarrant Mexico.

         9.       MISCELLANEOUS

                  9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made by the parties in this Agreement (including, but not limited to, statements contained in any exhibit, schedule or certificate or other instrument delivered by or on behalf of any party hereto or in connection with the transactions contemplated hereby) shall survive the Closing Date notwithstanding any investigations, inspections, examinations or audits made by or on behalf of any party.

                  9.2      INDEMNIFICATION.

                           (a)      Tarrant Mexico shall  indemnify,  defend and
hold harmless each of the Purchasers and their respective officers, directors, shareholders, employees, attorneys, accountants, affiliates, agents, successors and assigns, and any person who controls or is deemed to control any of them (the "INDEMNIFIED PARTIES"), from, against and in respect of any and all payments, damages, claims, demands, losses, expenses, costs, obligations and liabilities (including, but not limited to, reasonable attorneys' fees and costs, and the costs of investigation and preparation) (a "LOSS") which, directly or indirectly, arise or result from or are related to any breach by Tarrant Mexico of any of its representations, warranties, covenants or commitments under this Agreement. Tarrant Mexico shall reimburse each Indemnified Party on demand for any payment made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions in respect of any damages to which the foregoing indemnity relates. Consummation of the transactions contemplated hereunder shall not be deemed or construed to be a waiver of any right or remedy of any Indemnified Party, nor shall this section or any other provision of this Agreement be deemed or construed to be a waiver of any ground of defense by it. The obligation to advance or pay promptly on demand all amounts as they are incurred shall exist irrespective of the ultimate final judicial determination, and in the event of a dispute about amounts owed, such amounts shall be advanced as they are incurred pending resolution and final judicial determination. Tarrant Mexico's obligations hereunder shall be in addition to any liability that they or any other person otherwise may have to the Indemnified Parties, and shall be binding upon, and inure to the benefit of, their heirs, representatives, successors and assigns, and shall inure to the benefit of the heirs, representatives, successors and assigns of each Indemnified Party.

                           (b)      The Indemnified  Party shall promptly notify
Tarrant Mexico of the existence of any claim, demand or other matter involving liabilities to third parties to which Tarrant Mexico's indemnification obligations could apply and shall give Tarrant Mexico a reasonable opportunity to defend the same at their expense and with counsel of their own selection (who shall be approved by the Indemnified Party, which approval shall not be withheld unreasonably); PROVIDED, HOWEVER, that (i) the Indemnified Party shall at all times also have the right to fully participate in the defense at its own expense, (ii) if, in the reasonable judgment of the Indemnified Party, based upon the written advice of counsel, a conflict of interest may exist between the Indemnified Party and Tarrant Mexico, Tarrant Mexico shall not have the right to assume such defense on behalf of such Indemnified Party and (iii) the failure to so notify Tarrant Mexico shall not relieve Tarrant Mexico from any liabilities that it may have hereunder or otherwise, except to the extent that such failure so to notify Tarrant Mexico materially prejudices its rights. If Tarrant Mexico shall, within a reasonable time after said notice, fail to defend, the Indemnified Party shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle the claim or other matter on behalf, for the account and at the risk and expense of Tarrant Mexico. Tarrant Mexico shall not compromise or settle the claim or other matter without the prior written consent of the Indemnified Parties. If the claim is one that cannot by its nature be defended solely by Tarrant Mexico, the Indemnified Parties shall make available all information and assistance that Tarrant Mexico may reasonably request; PROVIDED, HOWEVER, that any associated expenses shall be paid by the Tarrant Mexico as incurred.

                  9.3 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing in the English language and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after being placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth on the signature page hereof or (iii) if given by telecopier, when such notice or communication is transmitted to the telecopier number set forth on the signature page hereof and written confirmation of receipt is received. Each of the parties shall be entitled to specify a different address by giving the other parties notice as aforesaid.

                  9.4 ENTIRE AGREEMENT. This Agreement and the schedules and exhibits hereto (which are incorporated herein by reference) constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver, unless otherwise expressly provided.

                  9.5 HEADINGS. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

                  9.6 SUCCESSORS AND ASSIGNS. All of the terms, provisions and obligations of this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.

                  9.7 GOVERNING LAW. The validity, construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of California applicable to contracts made and to be performed wholly within that State.

                  9.8      COUNTERPARTS.   This   Agreement   may  be   executed
simultaneously in two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  9.9 THIRD PARTIES. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, representatives, successors and assigns any rights or remedies under or by reason of this Agreement.

                  9.10 ATTORNEYS' FEES. In the event any party takes legal action to enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's expenses (including, but not limited to, reasonable attorneys' fees and costs) incurred in such action.

                  9.11 FURTHER ASSURANCES. Each party hereto shall, from time to time at and after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other parties reasonably may request to carry out the purpose and intent of this Agreement.

                  9.12 ARBITRATION. Any controversy arising out of or relating to this Agreement or the transactions contemplated hereby shall be referred to arbitration before the American Arbitration Association strictly in accordance with the terms of this Agreement and the substantive law of the State of California. The board of arbitrators shall convene at a place mutually acceptable to the parties in the State of California and, if the place of arbitration cannot be agreed upon, arbitration shall be conducted in Los Angeles. The parties hereto agree to accept the decision of the board of arbitrators, and judgment upon any award rendered hereunder may be entered in any court having jurisdiction thereof. Neither party shall institute a proceeding hereunder until that party has furnished to the other party, by registered mail, at least thirty (30) days prior written notice of its intent to do so.

                  9.13 CONSTRUCTION. This Agreement was reviewed by legal counsel for each party hereto and is the product of informed negotiations between the parties hereto. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by the parties. Each party hereto acknowledges that no party was in a superior bargaining position regarding the substantive terms of this Agreement.

                  9.14 CONSENT TO JURISDICTION. Subject to SECTION 9.13, each party hereto, to the fullest extent it may effectively do so under applicable law, irrevocably (i) submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that a judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in the courts of the United States of America, the State of California or the Republic of Mexico (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment and (iv) consents to process being served in any such suit, action or proceeding by mailing a copy thereof by United States mail, registered or certified, postage prepaid, return receipt requested, to CT Corporation at 818 West Seventh Street, Los Angeles, California 90017 (and each party hereby irrevocably appoints CT Corporation as its lawful agent to accept such service of process on behalf of such party). Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

                  9.15 EXPENSES. Each party shall bear the expenses incurred by it in connection with the negotiation, execution and delivery of this Agreement and the other agreements and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

                  9.16 SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

                  9.17 CURRENCY. For purposes of this Agreement and each of the schedules, exhibits and other documents delivered in connection herewith, unless otherwise stated herein or therein, all references to "Dollar" and the sign "$" shall mean lawful money of the United States of America.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

         Tarrant Mexico:            TARRANT MEXICO, S. de R.L. de C.V.

                                    By: /s/ Corazon Reyes
                                        ------------------------------
                                        Corazon Reyes
                                        Authorized Representative
                                        3151 East Washington Boulevard
                                        Los Angeles, California  90023
                                        Telecopier:  (323) 881-0368

         Acabados:                  ACABADOS Y CORTES TEXTILES, S.A. DE C.V.

                                    By: /s/ Kamel Nacif
                                        ------------------------------
                                        Kamel Nacif
                                        Authorized Representative
                                        Edgar Allen Poe #231
                                        Col. Polanco, C.P. 11550
                                        Mexico, D.F.
                                        Telecopier:  (525) 255-1009

         Solticio:                  CONSTRUCTOR SOLTICIO, S.A. DE C.V.

                                    By: /s/ Kamel Nacif
                                        ------------------------------
                                        Kamel Nacif
                                        Authorized Representative
                                        Edgar Allen Poe #231
                                        Col. Polanco, C.P. 11550
                                        Mexico, D.F.
                                        Telecopier:  (525) 255-1009

                                 SCHEDULE 1.1(B)

                                 RETAINED ASSETS

1. All cash and securities, including all securities and other ownership interests of Tarrant Mexico's subsidiaries;

2.       All accounts and notes receivable;

3.       All customer deposits;

4. All right, title and interest of Tarrant Mexico in, to and under customer orders existing on the Closing Date or purchase orders of Tarrant Mexico to purchase goods or services from third parties existing on the Closing Date;

5. All of Tarrant Mexico's right, title and interest in, to and under all leases, contracts, agreements and commitments to which Tarrant Mexico is a party or by which it is bound;

6.       All refunds and credits;

7. All deposits and prepaid taxes and expenses to the extent not attributable to the Assets;

8.       All raw materials, work-in-process and finished goods;

9. All books and records not related to the Assets or the operation thereof, including, but not limited to, (A) the minute books, stock record books, corporate seal and other records of Textil relating exclusively to its organization, existence or capitalization, (B) all records relating to the purchase of raw material or the sale of finished goods, (C) all personnel records of employees of Tarrant Mexico who are not employed by Acabados after the Closing Date, and (D) all customer lists;

10. All claims, causes of action, chooses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of taxes); and

11. All rights, licenses, and other claims of Tarrant Mexico in any to any trademarks, service marks, patents, copyrights, trade secretes or other intellectual property, and all goodwill associated therewith.

                                 SCHEDULE 1.4(A)

                                 ASSET LOCATIONS

1. Carretera Tehuacan - Teotitlan Km 8 S/N, Ajalpan, Puebla, Mexico, including the real property identified as "Parcelas 168 Z-1 P2, 169 Z-1 P2/2, y 176 Z-1 P2/2, Municipio de Ajalpan, Puebla, Mexico.

2. Lote 1 A,B,C, S/N, San Diego Xocoyucan, Corredor Industrial, Ixtlacuixtla, Tlaxcala, Mexico, C.P. 90700, including the real property known as: "(i) Predio Rustico sin Construccion, Lote Uno "C", ubicado en Sec. 4ta., del Fraccionamiento San Diego Xocoyucan, Ixtacuixtla, Tlax.; (ii) Predio Rustico sin Construccion, Lote Uno "B", Ubicado en Sec. 4ta., Fraccionamiento San Diego Xocoyucan, Ixtacuixtla, Tlax.;
         (iii) Lote Uno "A", del Ex-Rancho San Deigo Xocoyucan, Ixtacuixtla, Tlax., (iv) Lote Uno "C", en que se fracciono la Ex-Hacienda de San Diego Xocoyucan, Ixtacuixtla, Tlax.; (v) Lotes Uno "D" y Uno "E" del predio rustico conocido como Crustitla, de la Antigua Hacienda de San Diego Xocoyucan, Lardizabal, Tlax.; (vi) Lote de terreno No. 2, Seccion Cuarta del Frac. Hacienda de San Diego Xocoyucan, Ixtacuixtla, Tlax.";
         (vii) Fraccion de lote de Terreno No. 2, de la Seccion Cuarta del Frac. Hacienda de San Diego Xocoyucan, Ixtlacuixtla, Talx".

3. Lote 5, 6, 7, 15 Calle "C" Manzana 6, Parque Industrial Puebla 2000, Puebla, Puebla, Mexico, C.P. 72220.

                                  SCHEDULE 7.2

                                   OPERATIONS

1. Refrain from suffering or refrain from creating any security interest, encumbrance or restriction on the Assets or the Real Property;

2. Refrain from disposing of any of the Assets or the Real Property, except in the ordinary course of business;

3. Maintain its books, accounts and records in the usual, regular and ordinary manner and in compliance with all applicable laws;

4. Meet its obligations under all contracts and not become in default thereunder;

5. Maintain all of the Assets and the Plant in customary repair, order and condition, reasonable wear and tear excepted, and maintain insurance upon the Assets and the Plant comparable in amount and kind to that in effect on the date hereof;

6.       Operate in the ordinary course of business; and

7. Operate in such manner as to assure that the representations and warranties of Tarrant Mexico set forth in this Agreement will be true and correct on and as of the Closing Date.

                                  EXHIBIT 7.5

                              TERMINATION AGREEMENT

         This Termination Agreement (this "Agreement") is made and entered into this 13th day of August, 2004, by and among Tarrant Mexico, S. de R.L. de C.V., a corporation organized under the laws of the Republic of Mexico ("Tarrant Mexico"), Inmobiliaria Cuadros, S.A., de C.V., a corporation organized under the laws of the Republic of Mexico ("Inmobiliaria") and Acabados y Cortes Textiles S.A. de C.V., a corporation organized under the laws of the Republic of Mexico ("Acabados").

                                    RECITALS

         WHEREAS, Tarrant Mexico, Acabados, and Constructor Solticio S.A. de C.V., a corporation organized under the laws of the Republic of Mexico, are parties to that certain Agreement for Purchase of Assets (the "Asset Purchase Agreement") executed concurrently herewith;

         WHEREAS, Tarrant Mexico and Acabados are parties to (i) that certain Purchase Commitment Agreement, dated October, 2003 (the "Purchase Commitment Agreement"), (ii) that certain Lease Agreement, dated August 29, 2003, related to the lease of the premises located in Ixtlacuiztla, Tlaxcala, Mexico (the "Tlaxcala Lease Agreement"), and (iii) that certain Lease Agreement, dated August 29, 2003, related to the lease of the premises located in Municipia de Ajalpan, Puebla, Mexico (the "Ajalpan Lease Agreement");

         WHEREAS, Tarrant Mexico, Inmobiliaria and Acabados are parties to that certain Facilities Management Agreement, dated August 29, 2003 (the "Facilities Management Agreement");

         WHEREAS, Tarrant Mexico and Inmobiliaria are parties to that certain lease agreement with respect to the premises that are the subjects of the Tlaxcala Lease Agreement and Ajalpan Lease Agreement, which lease agreement is referred to in the recitals to the Tlaxcala Lease Agreement and Ajalpan Lease Agreement (the "Master Lease Agreement," and together with the Production Commitment Agreement, the Facilities Management Agreement, the Tlaxcala Lease Agreement, and the Aljalpan Lease Agreement, the "Operative Agreements"); and

         WHEREAS, pursuant to the terms of the Asset Purchase Agreement, the parties have agreed to suspend the performance of certain provisions of, and to terminate, the Operative Agreements as provided herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

         1. CAPITALIZED TERMS. Capitalized terms not otherwise defined in this Agreement shall have the meanings provided in the Asset Purchase Agreement.

         2. TERMINATION. Effective as of and conditional upon the occurrence of the purchase and sale of the Assets and Real Property under the Asset Purchase Agreement on the Closing Date, Tarrant Mexico, Inmobiliaria and Acabados hereby terminate the Operative Agreements to which each is a party, and agree that, except with respect to those obligations which, by the express terms of the applicable Operative Agreement, survive termination thereof (the "Continuing Obligations"), none of Tarrant Mexico, Inmobiliaria or Acabados shall have any obligation to any other party pursuant to any of the Operative Agreements ("Operative Agreement Termination").

         3.       PRE-CLOSING DATE SUSPENSION OF OBLIGATIONS.

                  (a) For the period (the "SUSPENSION PERIOD") commencing on July 1, 2004 and continuing until the earlier of (i) the Operative Agreement Termination and (ii) the date the Asset Purchase Agreement is terminated pursuant to its terms (the "APA TERMINATION DATE"), Tarrant Mexico hereby agrees that Acabados' obligation to pay the Base Monthly Rent and VAT (as each such term is defined in the applicable lease agreement) under each of the Tlaxcala Lease Agreement and the Ajalpan Lease Agreement shall be suspended, and Tarrant Mexico hereby waives its right to receive any such suspended payments during the Suspension Period. If the Asset Purchase Agreement is terminated prior to the Closing Date, then on the APA Termination Date all Base Monthly Rent and VAT under each of the Tlaxcala Lease Agreement and the Ajalpan Lease Agreement that has accrued during the Suspension Period shall be immediately due and payable to Tarrant Mexico. If the Operative Agreement Termination occurs, then Acabados' obligation to pay all amounts of Base Monthly Rent and VAT that have accrued during the Suspension Period shall terminate.

                  (b) During the Suspension Period, Acabados hereby agrees that Tarrant Mexico's obligations under the Purchase Commitment Agreement to purchase the Minimum Commitment of Fabric (as such terms are defined in the Purchase Commitment Agreement), and to pay any cash amount under Section 1.5 of such agreement for failing to satisfy such Minimum Commitment, shall be suspended, and Acabados hereby waives its right to enforce such provisions during the Suspension Period. If the Asset Purchase Agreement is terminated prior to the Closing Date, then on the APA Termination Date, Tarrant Mexico shall immediately satisfy it Purchase Commitment obligation for each monthly period included in the Suspension Period. If the Operative Agreement Termination occurs, then Tarrant Mexico's obligation to satisfy the Purchase Commitment for all monthly periods included in the Suspension Period shall terminate.

         4.       RELEASES.

                  (a) RELEASE. Effective as of and conditional upon the occurrence of the purchase and sale of the Assets and Real Property under the Asset Purchase Agreement on the Closing Date, each party hereto, and its respective shareholders, directors, officers, employees, representatives, successors and assigns release and forever discharge each of the other parties and its respective shareholders, directors, officers, employees, representatives, successors and assigns from any and all disputes, claims, liabilities, actions, demands, damages, causes of actions (in law or in equity), claims for relief, promises, suits, debts, liens, contracts, costs and expenses (including attorneys' fees and costs), whether or not known or suspected to exist, arising out of or in any manner relating to the negotiation, entry into, performance under or termination of the Operative Agreements, other than performance by any party of any Continuing Obligation.

                  (b) UNKNOWN FACTS. Except for the obligations arising under this Agreement and the Asset Purchase Agreement, the parties expressly waive and relinquish all rights and benefits afforded by Section 1542 of the California Civil Code, and do so understanding and acknowledging the significance of such specific waiver of Section 1542, which provides:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Notwithstanding the provisions of Section 1542, and for the purposes of implementing a full and complete release, the parties expressly acknowledge that this Agreement is intended to include in its effect, without limitation, all claims not known or suspected to exist at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such claim or claims.]

         5.       MISCELLANEOUS.

                  (a) CONSULTATION WITH COUNSEL. This Agreement has been voluntarily and knowingly executed by each party hereto, after having had an opportunity to consult with legal counsel.

                  (b) SEVERABILITY. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court, governmental body, arbitrator or mediator not to be enforceable in accordance with its terms, the parties agree that the court , governmental body, arbitrator or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

                  (c) TITLES AND SUBTITLES. The section and paragraph headings contained in this Agreement are inserted for convenience only, and will not affect in any way the meaning or interpretation of this Agreement.

                  (d) GOVERNING LAW. This Agreement and the performance of the transactions and obligations of the parties hereunder will be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law principles.

                  (e) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties in respect of its subject matter and supercedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

                  (f) AMENDMENTS AND WAIVERS. This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the parties to be bound thereby. The waiver by any party of a breach of any provision of this Agreement will not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  (g) COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

                  (h) SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of the parties hereunder will inure to the benefit of, and be binding upon, their respective representatives, successors and assigns.

                  (i) ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any other agreement or document to be executed or delivered pursuant hereto, the prevailing party will be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    TARRANT MEXICO, S. DE R.L. DE C.V.

                                    By:
                                        -----------------------------------
                                    Its:
                                        -----------------------------------


                                    INMOBILIARIA CUADROS, S.A. DE C.V.

                                    By:
                                        -----------------------------------
                                    Its:
                                        -----------------------------------


                                    ACABADOS Y CORTES TEXTILES S.A. DE C.V.,

                                    By:
                                        -----------------------------------
                                    Its:
                                        -----------------------------------

                                   EXHIBIT 7.9

                          PURCHASE COMMITMENT AGREEMENT

         THIS PURCHASE COMMITMENT AGREEMENT is made and effective as of the ___ day of ____________, 2004, by and between Tarrant Mexico S. de R.L. de C.V., a corporation formed under the laws of the Republic of Mexico (the "PURCHASER"), and Acabados y Cortes Textiles S.A. de C.V., a corporation formed under the laws of the Republic of Mexico (the "PRODUCER"), with respect to the following facts:

                                    RECITALS


A. The Producer is engaged in the production of twill and denim fabric at the facility located at Lote 1 A,B,C, S/N, San Diego Xocoyucan, Corredor Industrial, Ixtlacuixtla, Tlaxcala, Mexico, C.P. 90700 (the "FACILITY").

B. The Purchaser desires to purchase from the Producer, and the Producer desires to manufacture for the Purchaser, denim and twill fabric on the terms and conditions contained herein.

         NOW, THEREFORE, subject to the terms and conditions of this Agreement, and on the basis of the premises, representations, warranties and agreements contained herein, the parties hereto agree as follows:

1.       PURCHASE COMMITMENT.

         1.1 Subject to the terms and conditions set forth herein, commencing with January 2005 and continuing thereafter for each calendar month during the Term, the Purchaser agrees to submit to the Producer from time to time Purchaser Orders for twill or denim fabric ("FABRIC") to be produced at the Facility which, in the aggregate, are for an amount of Fabric with a purchase price at least equal to the Minimum Commitment for such calendar month, and to purchase from Producer all Fabric identified in Purchase Orders accepted by Producer and delivered in accordance with the terms of such Purchase Order and this Agreement.

         1.2 For purposes hereof, "MINIMUM COMMITMENT" for an applicable calendar month shall mean Purchase Orders for the following minimum purchase price of Fabric:


JANUARY       FEBRUARY        MARCH          APRIL        MAY          JUNE



 JULY          AUGUST       SEPTEMBER       OCTOBER     NOVEMBER     DECEMBER

         1.3 The Producer shall have the right to accept or reject any Purchase Order submitted by Purchaser. Any bona fide Purchase Order submitted by Purchaser in the ordinary course of its business, and rejected by Producer for any reason, shall be counted towards Purchaser's Minimum Commitment for the calendar month in which such order is submitted (at the purchase price prevailing at the time) notwithstanding Purchaser's failure to purchase the Fabric identified in such Purchase Order. Additionally, if Producer accepts a Purchase Order submitted by Purchaser, and fails to deliver the Fabric specified therein in accordance with SECTION 2.4 of this Agreement, then such Purchase Order shall be counted towards Purchaser's Minimum Commitment for the calendar month in which such order is submitted (at the purchase price specified in such order) notwithstanding Purchaser's failure to purchase the Fabric identified in such Purchase Order.

         1.4 For purposes of this SECTION 1, any excess orders of Fabric above the Minimum Commitment for an applicable calendar month shall be applied towards, and reduce, the Minimum Commitment for the next succeeding calendar months until the excess amount has been applied in full.

2.       PURCHASE ORDERS; DELIVERY.

         2.1 The Purchaser shall order products from the Producer by delivery to the Producer of a written purchase order (a "PURCHASE ORDER") in the Purchaser's standard form, as the same may be amended by the Purchaser from time to time, which purchase order shall set forth the amount of Fabric to be manufactured, the specifications therefor, the date on which such Fabric shall be delivered, the place to which such Fabric shall be delivered, the methods of packaging and shipping such Fabric and such other matters pertaining to the manufacture of the Fabric by the Producer and the purchase thereof by the Purchaser as the Purchaser shall deem to be necessary or appropriate. In the event of any conflict between a Purchase Order and any document provided by the Purchaser in connection therewith (including, but not limited to, any confirmation or invoice), the terms of the Purchase Order shall prevail.

         2.2 A Purchase Order shall be deemed to have been accepted by the Producer unless expressly rejected by the Producer within five (5) business days after the receipt thereof. Any such rejection shall be in writing and shall specify in reasonable detail the grounds therefor.

         2.3 The Purchaser shall have the right to cancel or amend all or any portion of a Purchase Order at any time prior to the date that the Producer shall have commenced weaving fabric in connection with such portion of the Purchase Order. There shall be no cost or expense incurred by the Purchaser in connection with any such cancellation or amendment. Any such amendment shall be deemed to have been accepted by the Producer unless expressly rejected by the Producer within forty-eight (48) hours after receipt thereof in the manner set forth in SECTION 2.2.

         2.4 Producer shall make delivery of Fabric specified in a Purchase Order accepted or deemed accepted by Producer within sixty (60) days of such acceptance.

3.       QUALITY CONTROL.

         3.1 The Producer shall manufacture all products in a good, uniform and workmanlike manner and strictly in accordance with the specifications set forth in each Purchase Order and any samples provided by the Purchaser.

         3.2 The Producer shall inspect each unit of product before delivery. Such inspection shall be made in accordance with such inspection standards as may be designated by the Purchaser from time to time and written reports of the results of such inspection, in such form as may be designated by the Purchaser from time to time, shall be delivered to the Purchaser on or before the delivery of such products.

         3.3 The Purchaser shall have the right, but not the obligation, to have one or more quality assurance or other representatives present at the Producer's manufacturing facilities from time to time during the Term on a full-time or part-time basis to observe the production of products and the Producer's compliance with the terms of this Agreement. Such inspections shall not be deemed to constitute or evidence the acceptance by the Purchaser of such products.

         3.4 The Purchaser shall have the right, but not the obligation, to inspect each unit of product before delivery. Purchaser shall inform Producer of Purchaser's desire to inspect products in advance of the scheduled delivery date for the products; Producer shall inform Purchaser of the first date the products will be available for inspection; and any such inspection shall be made as soon as practicable following the date Producer first makes such products available for inspection.

4.       MANUFACTURE OF PRODUCTS.

         4.1 The rights granted to the Producer in this Agreement are personal to the Producer and the Producer shall not sell, assign, sublicense, transfer, convey, create any interest in or otherwise dispose of, or hypothecate, mortgage, use as collateral, pledge or otherwise borrower against, any such rights, or assign or subcontract any portion of the manufacture of any products to any other person, without the prior written consent of the Purchaser in each instance, which consent may be withheld by the Purchaser in its sole and absolute discretion. Any attempt by the Producer to do so shall be null and void and (in addition to all other remedies available to the Producer at law or equity or under this Agreement) shall entitle the Purchaser (i) to terminate the Producer's rights under SECTION 1 or (ii) to reject any or all products manufactured, in whole or in part, by any such person. A Change in Control of the Producer or any permitted subcontractor shall be deemed to be an attempt to transfer the rights granted to the Producer in SECTION 1 in violation of this
SECTION 4.1. Approval by the Producer of any action otherwise prohibited by this
SECTION 4.1 shall not release the Producer of any of its obligations under this Agreement.

         4.2 All products manufactured by the Producer shall comply strictly with all applicable laws, rules, regulations, permits, orders and safety standards of all federal, state, local and foreign governmental authorities.

         4.3 The Producer shall obtain, at its sole cost and expense, any certification, approval or permit required in connection with the manufacture of the products and the performance of its obligations hereunder.

         4.4 The term "CHANGE IN CONTROL" shall mean the occurrence of any of the following events: (i) any person, together with all affiliates and associates of such person (other than the shareholders of the Producer on the date hereof), shall become the beneficial owner of fifty percent (50%) or more of the voting power of the Producer or (ii) any person, together with all affiliates and associates of such person (other than the shareholders of the Producer on the date hereof), shall obtain the power, directly or indirectly, to direct or cause the direction of the management and policies of the Producer, whether through the ownership of voting securities or by contract or otherwise, or (iii) the sale by the Producer of all or any substantial portion of its assets to a single person.

5.       PURCHASE PRICE.

         5.1 From time to time during the Term, the Purchaser and the Producer shall use their best efforts in good faith to mutually establish purchase prices for each type of Fabric subject to this Agreement. Notwithstanding the foregoing, the Producer agrees that the price for each type of Fabric sold to the Purchaser hereunder shall be no greater than the lowest price at which substantially similar volumes of the same type of Fabric (or substantially similar type of Fabric in terms of costs to produce) is sold to third parties. All invoices issued by the Producer under this Agreement shall be paid by the Purchaser within thirty (30) days after delivery of the products relating thereto, and Producer shall not have any offset rights under SECTION
7.3 with respect to any such amounts until such amounts are due and payable upon expiration of such thirty (30) day period.

         5.2      The  Producer  shall  comply  with  all  applicable   laws  in
performing its obligations hereunder, including, but not limited to, any applicable federal, state, local or foreign laws, rules or regulations relating to invoicing the purchase of fabric or to the payment or withholding of taxes.

6.       TERM.

         6.1 Unless sooner terminated in accordance with SECTION 6.2, the term (the "TERM") of this Agreement shall commence on the date hereof and shall end on December 31, 2014.

         6.2 The Term shall terminate prior to the expiration of its stated term upon the happening of any of the following events:

                  6.2.1 at the option of either party, if the other party shall fail to perform in any material respect any material term, condition or obligation to be performed by it under this Agreement and either (A) such failure is not cured within ten (10) days after written notice of such failure is given by the terminating party to the defaulting party or (B) the defaulting party shall have commenced during such ten (10) day period, and shall diligently pursue thereafter, all actions reasonably necessary to cure such failure; or

                  6.2.2 at the option of either party, if the other party shall fail to pay when due any amounts hereunder, which failure is not cured within ten (10) days of written demand therefor; or

                  6.2.3 at the option of either party, immediately upon written notice, if the other party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  6.2.4 at the option of either party, immediately upon written notice, if an involuntary case or other proceeding shall be commenced against the other party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case remains unstayed and in effect for more than sixty (60) days; or

                  6.2.5 at the option of the Purchaser, immediately upon written notice, upon the occurrence of any event set forth in SECTION 4.1; or

                  6.2.6 at the option of the Purchaser, immediately upon written notice, upon the occurrence of a Change in Control of the Producer.

         6.3 Upon the termination of the Term for any reason, neither party shall have any remaining rights, duties or obligations hereunder, except that
(i) any Purchase Order accepted by the Producer before such termination shall be governed by the terms and conditions herein provided, (ii) each party shall continue to pay to the other all amounts due hereunder, (iii) the Producer shall continue to be bound by SECTION 8 hereof and (iv) each party shall use its commercially reasonable efforts to effect the orderly termination of the relationship contemplated by this Agreement.

7.       OFFSET AGAINST ACABADOS NOTES.

         7.1 Reference is made to (a) ten (10) separate senior secured promissory notes of Producer, dated ________, 2004, each in the principal amount of $______ (for an aggregate principal of $____________), with a maturity date of December 1, 2014 (collectively, the "ACABADOS NOTES"), and (b) ten (10) separate senior secured promissory notes of Constructor Solticio S.A. de C.V., a corporation organized under the laws of the Republic of Mexico ("SOLTICIO"), dated ________, 2004, each in the principal amount of $______ (for an aggregate principal of $____________), with a maturity date of December 1, 2014 (collectively, the "SOLTICIO NOTES" and together with the Acabados Notes, the "PROMISSORY NOTES"). The Acabados Notes provide for the payment by Producer to Purchaser of monthly payments of an aggregate of $________, and the Solticio Notes provide for the payment by Solticio to Purchaser of monthly payments of an aggregate $________, for total monthly payments of $_______ under the Promissory Notes.

         7.2 Purchaser shall have the right to offset the amount it owes Producer for Fabric purchased under this Agreement against the principal amount of and any accrued interest on the Promissory Notes, whether or not such principal and interest is then due and payable by Producer and/or Solticio, as applicable, under the terms of the Promissory Notes (in which case the amount of such offset shall constitute a prepayment by Producer and/or Solticio, as the case may be). Any offset by Purchaser pursuant to this SECTION 7.2 shall be applied PRO RATA against the Promissory Notes, based on the then outstanding principal amounts of the Promissory Notes.

         7.3 Producer and Solticio, collectively, shall have the right to offset the amount of principal and accrued interest such persons owe Purchaser under the Promissory Notes against the amount Purchaser owes Producer (determined as provided in SECTION 5.1) for Fabric purchased under this Agreement. Producer acknowledges and agrees that any offset under this SECTION
7.3 shall be made by Producer and Solticio, collectively, and not by Producer individually, and shall be applied PRO RATA against the Promissory Notes, based on the then outstanding principal amounts of the Promissory Notes.

         7.4 If during any calendar month, Purchaser fails to satisfy the Minimum Commitment by ordering less then the required amount of Fabric (the cash amount of such deficiency is referred to herein as the "SHORTFALL"), then, as Producer's sole remedy hereunder for Purchaser's failure to satisfy the Minimum Commitment, Producer may withhold payment of the amount of the Shortfall from the next installment or installments of principal and interest payable by Producer on the Acabados Notes. Producer may continue to withhold payment of the amount of the Shortfall until such time as Purchaser has satisfied the Minimum Commitment that originally gave rise to the Shortfall, whereupon the amount withheld from payment on the Acabados Notes shall be immediately due and payable (subject to Producers rights of offset as provided herein).

8.       CONFIDENTIAL INFORMATION.

         8.1 The Producer acknowledges that (i) it will obtain knowledge of confidential information of the Purchaser during the Term, including, but not limited to, designs and other data and information of a proprietary nature which is not generally known to the public ("CONFIDENTIAL INFORMATION"), and that (ii) maintenance of the proprietary character of the Confidential Information is important to the Purchaser and its business operations. The Producer shall keep secret all Confidential Information, shall not use Confidential Information for any purpose other than as expressly authorized hereunder and shall not disclose Confidential Information to anyone except to the extent required in performing services hereunder or the Confidential Information becomes publicly available through no fault of the Producer. The Confidential Information shall constitute "trade secrets" within the meaning of the Uniform Trade Secrets Act contained in California Civil Code Sections 3426 et seq. and Articles 82 to 86 of the Ley de la Propiedad Industrial, and the Purchaser shall receive all of the protections and be afforded all of the remedies available under such laws.

         8.2 The Producer hereby acknowledges and agrees that it would be difficult to fully compensate the Purchaser for damages resulting from the breach or threatened breach of SECTION 8.1 of this Agreement and, accordingly, the Purchaser shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions without the necessity of proving actual damages or being required to post any bond or undertaking in connection with any such action. This provision with respect to injunctive relief shall not diminish, however, the right of the Purchaser to any other relief or to claim and recover damages.

9. FORCE MAJEURE. Except for obligations of payment, neither party hereto shall be liable for non-performance caused by any circumstances beyond its reasonable control, including, but not limited to, lightning, earthquake, storm, acts of enemies, sabotage, war, blockade, insurrection, riot, epidemic, landslide, flood, fire, washout or the order of any court or authority, which circumstance by the exercise of due diligence the party invoking this SECTION 8 is unable to prevent or overcome; PROVIDED, that in the event of a delay in the delivery of any products pursuant to this SECTION 9 for more than sixty (60) days, the Purchaser shall have the right to cancel that portion of the Purchase Order with respect to which delivery has been so delayed, in which case the Fabric that is the subject of the cancelled Purchase Order shall nevertheless be counted towards the Purchaser's Minimum Commitment for the month during which such order was placed; and PROVIDED, FURTHER, that during any period in which the Producer is unable to supply Fabric for the reasons set forth in this
SECTION 9, then the Purchaser's Minimum Commitment for the contract month (or contract months) during which such cessation in supply occurs shall be reduced PRO RATA in relation to the number of days in the applicable contract month in which the Producer is unable to produce Fabric.

10. RELATIONSHIP OF THE PARTIES. The relationship between the parties hereto under this Agreement is solely that of purchaser and vendor, and neither party is or shall be construed to be a partner, joint venturer, employee, agent, representative, franchisee or participant of or with the other party for any purpose whatsoever. Neither party shall have any right or authority whatsoever to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party or to bind the other party in any capacity.

11. WAIVER. No failure to exercise, and no delay in exercising, any right, power or remedy hereunder shall impair any right, power or remedy which any party may have, nor shall any such delay be construed as a waiver of any such rights, powers or remedies or an acquiescence in any breach or default under this Agreement. The rights and remedies herein specified are cumulative and not exhaustive of any rights or remedies which any party would have. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

12. INSURANCE. The Producer shall maintain at its sole expense policies of insurance in forms and with coverages that are customary for persons and entities participating in the manufacture and delivery of fabric, which policies shall be reasonably acceptable to the Purchaser. The Producer shall provide the Purchaser with a certificate of insurance or other written evidence of the coverage described herein as of the commencement of the Term and as of the annual renewal of such insurance policies. The policies shall provide that insurance coverage may not be canceled or be subject to a reduction of coverage or other material modification unless at least thirty (30) days' prior written notice is given to the Purchaser by the insurance carrier.

13. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made by the parties in this Agreement (including, but not limited to, statements contained in any exhibit, schedule or certificate or other instrument delivered by or on behalf of any party hereto or in connection with the transactions contemplated hereby) shall survive the consummation of the transaction contemplated hereby notwithstanding any investigations, inspections, examinations or audits made by or on behalf of any party.

14.      INDEMNIFICATION.

         14.1 Each party shall indemnify, defend and hold harmless the other party and its officers, directors, shareholders, employees, affiliates, agents, successors and assigns, and any person who controls or is deemed to control any of them, from, against and in respect of any and all payments, damages, claims, demands, losses, expenses, costs, obligations and liabilities (including, but not limited to, reasonable attorneys' fees and costs, and the costs of investigation and preparation) (a "LOSS") which, directly or indirectly, arise, result from or are related to any breach by the Indemnifying party of any of its representations, warranties, covenants or commitments under this Agreement or any agreement or instrument delivered pursuant hereto.

         14.2 The Producer shall be solely responsible for all costs incurred by it in its business or operations or the performance of its obligations under this Agreement, including, but not limited to, any tax, environmental, labor, social security, civil, mercantile or other cost or liability, and shall indemnify, defend and hold harmless the Purchaser and its officers, directors, shareholders, employees, affiliates, agents, successors and assigns, and any person who controls or is deemed to control any of them, from, against and in respect of any Loss which, directly or indirectly, arises, results from or is related to the Purchaser's performance or failure to perform any of its obligations under this Agreement.

         14.3 Consummation of the transactions contemplated hereunder shall not be deemed or construed to be a waiver of any right or remedy of any indemnified party, nor shall this section or any other provision of this Agreement be deemed or construed to be a waiver of any ground of defense by it. The indemnifying party's obligations hereunder shall be in addition to any liability that it or any other person otherwise may have to the indemnified parties, and shall be binding upon, and inure to the benefit of its successors and assigns, and shall inure to the benefit of the heirs, representatives, successors and assigns of each indemnified party. The obligation to advance or pay promptly on demand all amounts as they are incurred shall exist irrespective of the ultimate final judicial determination, and in the event of a dispute about amounts owed, such amounts shall be advanced as they are incurred pending resolution and final judicial determination.

15. THIRD-PARTY CLAIMS. The indemnified party shall promptly notify the indemnifying party of the existence of any claim, demand or other matter involving liabilities to third parties to which the indemnifying party's indemnification obligations could apply and shall give the indemnifying party a reasonable opportunity to defend the same at its expense and with counsel of its own selection (who shall be approved by the indemnified party, which approval shall not be withheld unreasonably); PROVIDED, HOWEVER, that (i) the indemnified party shall at all times also have the right to fully participate in the defense at its own expense, (ii) if, in the reasonable judgment of the indemnified party, based upon the written advice of counsel, a conflict of interest may exist between the indemnified party and the indemnifying party, the indemnifying party shall not have the right to assume such defense on behalf of such indemnified party, and (iii) the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liabilities that it may have hereunder or otherwise, except to the extent that such failure so to notify the indemnifying party materially prejudices the rights of the indemnifying party. If the indemnifying party shall, within a reasonable time after such notice, fail to defend, the indemnified party shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle the claim or other matter on behalf, for the account and at the risk and expense of the indemnifying party. The indemnifying party shall not compromise or settle the claim or other matter for any consideration other than the payment of money without the prior written consent of the indemnified party. The indemnified party shall make available all information and assistance that the indemnifying party may reasonably request; provided, however, that any associated expenses shall be paid by the indemnifying party as incurred.

16. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing in the English language and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after being placed in the United States mail certified, return receipt requested, postage prepaid, addressed to the party to whom it is directed at the address set forth on the signature page hereof or (iii) if given by telecopier, when such notice or communication is transmitted to the telecopier number set forth on the signature page hereof and written confirmation of receipt is received. Each of the parties shall be entitled to specify a different address by giving the other parties notice as aforesaid.

17. ENTIRE AGREEMENT. This Agreement and the schedules and exhibits hereto (which are incorporated herein by reference) constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement, including, without limitation, that certain Purchase Commitment Agreement, dated October 2003, between Producer and Purchaser. No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver, unless otherwise expressly provided.

18. HEADINGS. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

19. SUCCESSORS AND ASSIGNS. The rights and duties of the Producer under this Agreement are personal, and the Producer shall not assign or otherwise transfer any of its rights or delegate any of its duties hereunder (whether voluntarily or involuntarily) without the prior written consent of the Purchaser in each instance. Subject to the foregoing, all of the terms, provisions and obligations of this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective permitted successors and assigns.

20. GOVERNING LAW. The validity, construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of California applicable to contracts made and to be performed wholly within that State.

21. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

22. THIRD PARTIES. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, representatives, successors and assigns any rights or remedies under or by reason of this Agreement.

23. ATTORNEYS' FEES. In the event any party takes legal action to enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's expenses (including, but not limited to, reasonable attorneys' fees and costs) incurred in such action.

24. FURTHER ASSURANCES. Each party hereto shall, from time to time at and after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other parties reasonably may request to carry out the purpose and intent of this Agreement.

25. ARBITRATION. Any controversy arising out of or relating to this Agreement or the transactions contemplated hereby shall be referred to arbitration before the American Arbitration Association strictly in accordance with the terms of this Agreement and the substantive law of the State of
California.  The  board  of  arbitrators  shall  convene  at  a  place  mutually acceptable to the parties in the State of California and, if the place of arbitration cannot be agreed upon, arbitration shall be conducted in Los Angeles. The parties hereto agree to accept the decision of the board of arbitrators, and judgment upon any award rendered hereunder may be entered in any court having jurisdiction thereof. Neither party shall institute a proceeding hereunder until that party has furnished to the other party, by registered mail, at least thirty (30) days prior written notice of its intent to do so.

26. CONSTRUCTION. This Agreement was reviewed by legal counsel for each party hereto and is the product of informed negotiations between the parties hereto. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by the parties. Each party hereto acknowledges that no party was in a superior bargaining position regarding the substantive terms of this Agreement.

27. CONSENT TO JURISDICTION. Subject to SECTION 25, each party hereto, to the fullest extent it may effectively do so under applicable law, irrevocably
(i) submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in the courts of the United States of America, the State of California or the Republic of Mexico (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment and (iv) consents to process being served in any such suit, action or proceeding in the manner set forth in SECTION 16. Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and
(ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

28. EXPENSES. Each party shall bear the expenses incurred by it in connection with the negotiation, execution and delivery of this Agreement and the other agreements and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

29. SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

                                    Tarrant Mexico, S. de R.L. de C.V.


                                    ------------------------------------------
                                    Name:
                                    Authorized Representative

                                    Address: _________________________________
                                             _________________________________
                                             _________________________________
                                             _________________________________

                                    Acabados y Cortes Textiles, S.A. de C.V.


                                    ------------------------------------------
                                    Name:
                                    Authorized Representative

                                    Address: Edgar Allen Poe #231
                                             Col.  Polanco, C.P.  11550
                                             Mexico D.F.
                                             Telecopier: (525) 255-1009

ACKNOWLEDGED AND AGREED
WITH RESPECT TO SECTION 7 ONLY:

Constructor Solticio S.A. de C.V.



------------------------------------------
Name:
Authorized Representative

Address:   Edgar Allen Poe #231
           Col.  Polanco, C.P.  11550
           Mexico D.F.
           Telecopier: (525) 255-1009


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                                 EXHIBIT 8.1(G)

                                 REORGANIZATION

1.       Rosa  Lisette  Nacif  Benavides   acquires  an  ownership  interest  in
         Inmobiliaria by increasing its paid in capital by $2,634,000.

2. Inmobiliaria's redeems Tarrant Mexico's entire ownership interest in Inmobiliaria in consideration of the issuance to Tarrant Mexico of a promissory note, in form and substance reasonably acceptable to Tarrant Mexico, in the principal amount of $11,000,000 (the "INMOBILIARIA NOTE").

3. Tarrant Mexico then redeems Rosa Lisette Nacif Benavides' entire ownership interest in Tarrant Mexico in consideration of the transfer and assignment to Ms. Benavides of the Inmobiliaria Note.